Exhibit 10.251

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of February 16, 2012 (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”) is entered into by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively, the “Pledgors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) and DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, it is required under the terms of the Credit Agreement that the Pledgors shall have granted, pledged and assigned the security interests and undertaken the obligations contemplated by this Pledge Agreement; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.

(a)           Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)           As used herein, the following terms shall have the meanings assigned thereto in the UCC:  Accession, Financial Asset, Proceeds and Security.

(c)           As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all reasonable costs and expenses incurred in connection with enforcement and collection of the Obligations, including, without limitation, reasonable attorneys’ fees and disbursements.

“Secured Parties” means, collectively, the Lenders and any holder of the Secured Obligations and “Secured Party” means any one of them.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

2.           Pledge and Grant of Security Interest.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)           Pledged Shares.  (i) One hundred percent (100%) of the issued and outstanding Equity Interests owned by such Pledgor of each Domestic Subsidiary (other than an Insurance Subsidiary) set forth on Schedule 2(a) attached hereto and (ii) sixty-five percent (65%) of each class of the issued and outstanding Equity Interests  (or, if less, the full amount owned by such Pledgor other than Equity Interests in Thrifty Rent-A-Car Ltd., a New Zealand limited company) of each Foreign Subsidiary directly owned by such Pledgor set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) below, the “Pledged Shares”), including, but not limited to, the following:

(i)           all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

(ii)           without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger;

Provided, however, that any grant, pledge or assignment of any Pledged Shares of any SPC shall solely be a grant, pledge or assignment of an economic interest in such Pledged Shares.

(b)           Additional Shares. (i) One hundred percent (100%) of the issued and outstanding Equity Interests owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary (other than an Insurance Subsidiary) and (ii) sixty-five percent (65%) of each class of the issued and outstanding Equity Interests  (or, if less, the full amount owned by such Pledgor) of any Person that hereafter becomes a Foreign Subsidiary directly owned by such Pledgor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests.

(c)           Accessions and Proceeds.  All Accessions and all proceeds of any and all of the foregoing (other than Excluded Property).

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Equity Interests (other than Excluded Property) to the Administrative Agent as collateral security for the Secured Obligations.  Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

3.           Security for Secured Obligations.  The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations (subject to Section 24 hereof).

4.           Delivery of the Pledged Collateral.  Each Pledgor hereby agrees that:

(a)           Delivery of Certificates. Each Pledgor shall deliver to the Administrative Agent (i) simultaneously with or promptly following the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor or if longer, within the applicable time periods specified in the Credit Agreement, all other certificates and instruments constituting Pledged Collateral of a Pledgor.  Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto.  All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto, provided, that no instruments of transfer or assignment shall be required to be delivered in connection with any Pledged Shares issued by RCFC, Dollar Thrifty Funding or any other SPC.

(b)           Additional Securities.  If such Pledgor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Collateral or otherwise in respect thereof; (iii) dividends payable in securities; or (iv) distributions of securities or other Equity Interests, cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then, to the extent it is not Excluded Property, such Pledgor shall accept and receive each such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c)           Financing Statements.  Each Pledgor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader, including without limitation “all assets” and/or “all personal property” collateral descriptions, and/or less specific than the description of the Collateral contained herein, provided, in the event that a collateral description is used with respect to financing statements filed on Operations or any Subsidiary that may serve as a lessee under Securitization Program Documents as debtor that is broader and/or less specific than the description of the Collateral contained herein, such collateral description shall expressly exclude any assets subject to a Lien permitted by Section 8.01(s) of the Credit Agreement and such description shall specifically include the text of such Section 8.01(s) and the definitions from the Credit Agreement of each defined term used therein) disclosing the Administrative Agent’s security interest in the Pledged Collateral.  Each Pledgor agrees to execute and deliver to the Administrative Agent such financing statements and other filings as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5.           Representations and Warranties.  Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           Authorization of Pledged Shares.  The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.
(b)           Title.  Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor other than Permitted Liens.

(c)           Exercising of Rights.  The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation applicable to such Pledgor (other than applicable securities laws as to which no representation is made) or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(d)           Pledgor’s Authority.  No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Shares or any other Person is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities).

(e)           Security Interest/Priority.  This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in the Pledged Collateral.  The taking of possession by the Administrative Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first-priority of the Administrative Agent’s security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Secured Obligations.  Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f)           Partnership and Membership Interests.  None of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g)           No Other Interests.  As of the date hereof, no Pledgor owns any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.           Covenants.  Each Pledgor hereby covenants, that so long as any of the Secured Obligations remain outstanding and until all of the Commitments relating thereto have been terminated (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted), such Pledgor shall:

(a)           Defense of Title.  Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(b)           Further Assurances.  Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary or appropriate or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all other action reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first-priority perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Administrative Agent upon its request following the occurrence and continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c)           Amendments.  Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.
(d)           Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e)           Issuance or Acquisition of Equity Interests.  Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

7.           Advances by Secured Parties. On failure of any Pledgor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and while such Event of Default is continuing, the Administrative Agent may, at its sole option and in its sole discretion, upon notice to the Pledgors, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Parties may make for the protection of the security hereof or may be compelled to make by operation of law.  All such reasonable and documented sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 24 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Administrative Agent or the Secured Parties on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any other documents relating to the Secured Obligations.  The Secured Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.           Remedies.

(a)           General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Secured Parties shall have in respect of the Pledged Collateral, in addition to the rights and remedies provided herein, in the Loan Documents, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Pledged Collateral.

(b)           Sale of Pledged Collateral.  Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Administrative Agent may, subject to Sections 9(f) and 9(g), in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law.  To the extent permitted by law, any Secured Party may in such event, bid for the purchase of such securities.  Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of such sale.  The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)           Private Sale.  Upon the occurrence of an Event of Default and during the continuation thereof, subject to Sections 9(f) and 9(g), the Pledgors recognize that the Administrative Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933, as amended (the “Securities Act”) or under applicable state securities laws.  Each Pledgor further acknowledges and agrees that, to the extent notice of sale shall be required by Law, at least ten days’ prior notice to such Pledgor of the time and place or any public sale or the time after which any private sale is to be made shall constitute reasonable notification, notwithstanding that such sale may not constitute a “public offering” under the Securities Act.  The Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)           Retention of Pledged Collateral.  To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)           Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 24 hereof) for the deficiency, together with interest thereon at the Default Rate, together with the reasonable costs of collection and attorneys’ fees and expenses.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.           Rights of the Administrative Agent.

(a)           Power of Attorney.  Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)           to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii)           to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)           to defend, settle or compromise any action brought in respect of the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv)           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)           to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi)           to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)           to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)           to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(x)           to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi)           to do and perform all such other acts and things as the Administrative Agent may reasonably deem necessary or appropriate in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted).  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)           Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Pledged Collateral and any portion thereof to a successor agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c)           The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d)           Voting Rights and Dividend Rights in Respect of the Pledged Collateral.

(i)           So long as no Event of Default shall have occurred and be continuing, each Pledgor may, subject to Sections 9(f) and 9(g), exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement.

(ii)           Upon the occurrence and during the continuance of an Event of Default and delivery by the Administrative Agent to the applicable Pledgor of notice of its intent to exercise its rights under this Section 9(d), all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and, subject to Sections 9(f) and 9(g), all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(iii)           So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(iv)           Upon the occurrence and during the continuance of an Event of Default and delivery by the Administrative Agent to the applicable Pledgor of notice of its intent to exercise its rights under this Section 9(d):

(A)           all rights of a Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (iv) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)           all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations;

(e)           Release of Pledged Collateral.  The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first-priority Lien on all Pledged Collateral not expressly released or substituted.  If any of the Pledged Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, the other Loan Documents and applicable Law, then the Liens created hereby solely with respect to such Pledged Collateral that has been permissibly sold, transferred or otherwise disposed of shall be automatically released and at the request and sole expense of such Pledgor, the Administrative Agent shall execute and deliver to such Pledgor all releases or other documents in form and substance reasonably acceptable to the Administrative Agent and such Pledgor that are reasonably necessary for the release of the Liens created hereby on such Pledged Collateral.

(f)           Certain Undertakings with Respect to SPCs.  Notwithstanding any other provision of this Pledge Agreement, the Administrative Agent and each Secured Party agree that, with respect to any SPC, prior to the later of (x) the termination of the Base Indenture (or, with respect to any SPC who issues Vehicle Debt other than pursuant to the Base Indenture and its related Securitization Program Documents, the applicable comparable indenture with respect to the Vehicle Debt of such SPC) and (y) the date that is one year and one day after the payment in full of all of the obligations of all SPC’s in connection with and under each securitization with respect to which such SPC is a party, (i) the Administrative Agent and other Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) transfer or re-register the capital stock of such SPC or enter into or execute any instrument to effect any such transfer or re-registration, (B) foreclose on the capital stock of such SPC regardless of the bankruptcy or insolvency of DTAG or any of its Subsidiaries, (C) exercise any voting rights or power with respect to any Pledged Shares issued by such SPC or make a legal claim directly against such SPC if no dividend or distribution has been declared by necessary corporate action and distributed on such Pledged Shares or (D) enforce any right that the holder of any such capital stock of such SPC or any other instrument might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such SPC and (ii) the Administrative Agent and the other Secured Parties hereby agree not to exercise any right to (A) require that any SPC be in any manner merged, combined, collapsed or consolidated with or into DTAG or any other Subsidiary, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of any SPC as a separate entity be in any respect disregarded or (C) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by any SPC to any Loan Party (including without limitation, and “Lease” as defined in the Base Indenture) as other than a “true lease.”  The Administrative Agent, the Secured Parties and each of the Pledgors agree and acknowledge that each of Deutsche Bank Trust Company Americas together with its successors and assigns, as trustee under the Base Indenture and each Base Indenture Supplement thereto and as master collateral agent under the Master Collateral Agency Agreement, each Enhancement Provider (as defined in the Base Indenture) that has an express right to the collateral granted under the Base Indenture, the Master Collateral Agency Agreement or any Base Indenture Supplement and any other agent and/or trustee acting on behalf of the holders of Vehicle Debt of any SPC under a Securitization Program shall be third-party beneficiaries with respect to the proviso appearing at the end of Section 2(a), this Section 9(f) and Section 9(g).

(g)           Additional Undertakings with Respect to SPCs.  In addition, notwithstanding anything else in this Pledge Agreement, the Administrative Agent and each Secured Party (i) acknowledge that they have no interest in, and will not assert any interest in, the assets owned by any SPC (including, without limitation any Vehicle subject to a “Lease” (as defined in the Base Indenture) or otherwise leased to a Loan Party by an SPC or any collateral granted pursuant to the Base Indenture, the Master Collateral Agency Agreement, any Base Indenture Supplement or any Lease) other than, following a transfer of any Equity Interests to the Administrative Agent in connection with the exercise of remedies pursuant to this Agreement (subject to compliance with Section 9(f) above), the right to receive lawful dividends or distributions when paid by any such SPC from lawful sources and in accordance with the documents governing the related SPC and the rights of a member or owner of such SPC, (ii) agree to take no action related to the Collateral that would directly and materially impair or prevent (x) RCFC’s substantial compliance with Section 7.26 of the Base Indenture or (y) any SPC’s substantial compliance with a separateness covenant in an indenture having substantially similar terms as Section 7.26 of the Base Indenture and (iii) agree to the terms set forth in Section 12.15 and Section 12.16 of the Base Indenture as in effect on the date of this Agreement.

10.           Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

11.           Application of Proceeds.  Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon its books and records.

12.           Continuing Agreement.

(a)           This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to indemnities and the representations and warranties set forth in the Loan Documents).  Upon payment or other satisfaction of all Secured Obligations and termination of all Commitments relating thereto (other than any obligations with respect to indemnities and the representations and warranties set forth in the Loan Documents), this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, shall return all certificates or instruments pledged hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination.  Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)           This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses

(including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13.           Amendments and Waivers.  This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement and, with respect to discharge or termination, Section 12(a) of this Pledge Agreement.

14.           Successors in Interest.  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that, except as provided in the Credit Agreement, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.  To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each Secured Party, and their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder, or their respective officers, employees or agents.

15.           Notices.  All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

16.           Counterparts.  This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

17.           Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

18.           Governing Law; Submission to Jurisdiction; Venue.

(a)           GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           SUBMISSION TO JURISDICTION.  EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS PLEDGE AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT.  NOTHING IN THIS PLEDGE AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

19.           Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20.           Severability.  To the fullest extent permitted by law, if any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect  to the illegal, invalid or unenforceable provisions.

21.           Entirety.  This Pledge Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

22.           Survival.  All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Loan Documents, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

23.           Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the maximum extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Pledge Agreement or under any of the other Loan Documents.

24.           Joint and Several Obligations of Pledgors.

(a)           Subject to subsection (c) of this Section 24, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)           Subject to subsection (c) of this Section 24, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)           Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:                                          DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:________________________
Name:
Title:

DTG OPERATIONS,
an Oklahoma corporation

By:________________________
Name:
Title:

DOLLAR RENT A CAR, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

DTG SUPPLY, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

THRIFTY, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

[Signature Pages Continue]

THRIFTY CAR SALES, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

THRIFTY RENT-A-CAR SYSTEM, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

THRIFTY INSURANCE AGENCY, INC.,
an Arkansas corporation

By:________________________
Name:
Title:

TRAC ASIA PACIFIC, INC.,
an Oklahoma corporation

By:________________________
Name:
Title:

[Signature Pages Continue]

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_____________________
Name:
Title:

SCHEDULE 2(a)

EQUITY INTERESTS

Pledgor	Issuer	Number of Shares/Units	Certificate Number	Percentage Ownership
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Europe Limited	100	3 (65 shares), 4 (35 shares)	100%
Dollar Thrifty Automotive Group, Inc.	DTG Operations, Inc.	1,000	005	99.3%
Dollar Thrifty Automotive Group, Inc.	Dollar Rent A Car, Inc.	1,000	002	100%
Dollar Thrifty Automotive Group, Inc.	Thrifty, Inc.	1,000	2	100%
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Funding Corp.	1,000	2	100%
Dollar Thrifty Automotive Group, Inc.	Rental Car Finance Corp.	500	3	100%
DTG Operations, Inc.	DTG Supply, Inc.	500	005	100%
DTG Operations, Inc.	Dollar Rent A Car Pty Limited	100	2 (1 share), 3 (34 shares), 4 (65 shares)	100%
Thrifty, Inc.	Thrifty Car Sales, Inc.	1,000	2	100%
Thrifty, Inc.	Thrifty Insurance Agency, Inc.	1,000	1	100%
Thrifty, Inc.	Thrifty Rent-A-Car System, Inc.	1,000	222	100%

Thrifty Rent-A- Car System, Inc.	TRAC Asia Pacific, Inc.	3,000	001	100%
Thrifty Rent-A- Car System, Inc.	Dollar Thrifty Automotive Group Canada, Inc.	520,000 (Common)	C-4 (325,000 shares), C-5 (175,000 shares), C-6 (20,000 shares)	100%
Thrifty Rent-A- Car System, Inc.	Dollar Thrifty Automotive Group Canada, Inc.	96,886 (Class A)	A-4 (62,975.9 shares), A-5 (33,910.1 shares)	100%
Thrifty Rent-A- Car System, Inc.	DTG Operations, Inc.	7	006	0.7%

EXHIBIT 4(a)

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ corporation:

Number of Shares                                                      Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:_______________________
Name:
Title: